Exhibit 23.7

CONSENT OF ERIC KALLIO, P.Geo.

To:    United States Securities and Exchange Commission

To:    Pan American Silver Corp.

Re:	Expert Consent for Annual Report on Form 40-F

Technical Reports entitled:

1.	“National Instrument 43-101 Technical Report, Timmins West Mine, Timmins, Ontario, Canada” dated effective May 15, 2017; and

2.	“NI 43-101 Technical Report, Updated Mineral Reserve Estimate for Bell Creek Mine, Hoyle Township, Timmins, Ontario Canada” effective December 31, 2014

(collectively, the “Technical Reports”) were prepared in accordance with National Instrument 43-101 – Standards of Disclosure for Mineral Projects by Eric Kallio, P.Geo., in whole or in part, and filed with applicable securities regulatory authorities.

The undersigned does hereby consent to the inclusion of the written disclosure of the Technical Reports and the extracts from, or summary of, or references to the Technical Report and other scientific and technical information attributed to the undersigned (the “Technical Information”) by Pan American Silver Corp. (the “Corporation”) in the annual information form of the Corporation, dated March 12, 2020 (the “AIF”) and in the Annual Report on Form 40-F of the Corporation, dated March 12, 2020 (the “40-F”). The undersigned does also hereby consent to the reference to my name in the AIF and the 40-F.

The undersigned consents to the incorporation by reference in the Registration Statements on Form S-8 (File Nos. 333-180494, 333-180495, 333-206162 and 333-229795) of the references to my name and the above mentioned information in the AIF and 40-F.

The undersigned does hereby confirm that I have read the AIF and the 40-F and have no reason to believe that there are any misrepresentations in the information contained in the AIF or the 40-F that are (a) derived from the Technical Reports or the Technical Information; or (b) within my knowledge as a result of the services I performed in connection with the Technical Reports or the Technical Information.

Dated this 12th day of March, 2020.

/s/ “Eric Kallio”
Eric Kallio, P.Geo.